As filed with the Securities and Exchange Commission on February 13, 2015
Registration No. 333-21551
Registration No. 333-30026
Registration No. 333-55592
Registration No. 333-81870
Registration No. 333-115174

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________

POST-EFFECTIVE AMENDMENT NO. 2 TO
Form S-8 Registration Statement No. 333-81870

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-21551
Form S-8 Registration Statement No. 333-30026
Form S-8 Registration Statement No. 333-55592
Form S-8 Registration Statement No. 333-115174

UNDER
THE SECURITIES ACT OF 1933

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3148201 (I.R.S. Employer Identification No.)
995 East Arques Avenue Sunnyvale, California 94085-4521
(Address, including zip code, of principal executive offices)

Pharmacyclics, Inc.
1995 Stock Option Plan
Non-Employee Directors Stock Option Plan
(Full Title of Plan)

Robert W. Duggan
Chairman of the Board and Chief Executive Officer
Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330
(Name and Address and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

Pharmacyclics, Inc., a Delaware corporation (the “Company”), previously registered shares of its common stock, $0.001 par value per share (“Common Stock”) under the following registration statements (the “Registration Statements”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements.  The Company is filing these post-effective amendments to the Registration Statements (the “Post-Effective Amendments”) to deregister any securities registered and unsold under the Registration Statements and to terminate the Registration Statements.  The approximate number of unsold shares is set forth below with respect to each Registration Statement.  The shares are being removed from registration and the Registration Statements are being terminated because the plans referenced below have now expired and all outstanding options granted under the plans have expired.

Registration No.	Date Filed With the SEC	Name of Equity Plan or Agreement	Number of Shares Originally Registered	Approximate Number of Shares Deregistered
333-21551	2/11/97	1995 Stock Option Plan	926,681	0
333-30026	2/10/00	1995 Stock Option Plan Non-Employee Directors Stock Option Plan	1,174,862 30,000	224,976 0
333-55592	2/14/01	1995 Stock Option Plan Non-Employee Directors Stock Option Plan	760,698 50,000	760,698 15,083
333-81870	1/31/02	1995 Stock Option Plan Non-Employee Directors Stock Option Plan	560,000 25,000	560,000 25,000
333-115174	5/05/04	1995 Stock Option Plan	163,077	163,077
___________
1	A “0” in this column indicates that all shares originally registered under the registration statement were issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to its Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on the 13th day of February, 2015.

PHARMACYCLICS, INC.

By:	/s/ Robert W. Duggan
	Name:	Robert W. Duggan
	Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the registrant’s Registration Statements on Form S-8 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert W. Duggan	Chairman of the Board and Chief Executive Officer	February 13, 2015
Robert W. Duggan	(Principal Executive Officer)
/s/ Manmeet S. Soni	Chief Financial Officer	February 13, 2015
Manmeet S. Soni	(Principal Financial and Accounting Officer)
/s/ Robert F. Booth	Director	February 13, 2015
Robert F. Booth
/s/ Kenneth A. Clark	Director	February 13, 2015
Kenneth A. Clark
/s/ Eric H. Halvorson	Director	February 13, 2015
Eric H. Halvorson
/s/ Minesh P. Mehta, M.D.	Director	February 13, 2015
Minesh P. Mehta, M.D.
/s/ David D. Smith, Ph.D.	Director	February 13, 2015
David D. Smith, Ph.D.
/s/ Richard A. van den Broek	Director	February 13, 2015
Richard A. van den Broek